Exhibit 99.1

Akoustis Acquires Majority Ownership Position of RFM Integrated Device, Inc., a Fabless
Supplier of Acoustic Wave RF Resonators and Filters

●	Opportunistically Acquiring an Acoustic Wave RF Resonator Filter Catalog Business, Complementing Akoustis’ Leading XBAW Products in 5G Mobile, 5G Network Infrastructure and Wi-Fi

●	RFMi Delivers New Strategic Sales Channels and Customers in Automotive, Medical, Networking and Industrial/IOT Markets

●	Combination Allows for the Integration and Development of Multi-Chip-Modules Spanning Multiple Markets Including 5G Mobile

●	Management to Host Conference Call with Q&A this Morning at 8:30 am ET

Charlotte, N.C., October 18, 2021 (GLOBE NEWSWIRE) - Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), an integrated device manufacturer (IDM) of patented bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today that it is acquiring a 51% majority ownership position of RFM Integrated Device, Inc. (“RFMi”), with the right to purchase the remaining 49% in 2022.

Akoustis will host an investor call to provide a business update and outlook, followed by a Q & A session this morning at 8:30 a.m. ET. The call-in numbers are 877-407-3982 (domestic) or +01 201-493-6780 (international). The conference call will be webcast live on the Company’s website and will be available for playback at the following URL: https://ir.akoustis.com/ir-calendar.

In terms of rationale for this opportunistic acquisition, RFMi offers Akoustis:

a)	a comprehensive SAW resonator & RF filter, crystal (Xtal) resonator & oscillator and ceramic catalog product portfolio which complements Akoustis XBAW™ RF products
b)	new, synergistic sales channels and numerous market-leading customers providing significant cross-selling opportunities for Akoustis XBAW™
c)	access to new strategic markets including Automotive/ADAS, medical monitoring and implant, energy and smart home, satellite communications and industrial/IoT
d)	access to new wafer-level-package (WLP) products that are currently manufactured in factories certified to stringent automotive IATF16949 standards
e)	the ability to develop multi-chip-modules incorporating multiple technologies for each of the end markets including 4G/5G mobile
f)	access to complementary SAW resonator, Xtal resonator & oscillator products to enhance Akoustis’ XBAW™ RF timing product portfolio announced last week
g)	a low-capex, fabless product business with synergistic supply chain operations along with a proven technical, marketing and engineering team, and
h)	a bolt-on RF filter business which is immediately accretive to Akoustis financials from a cash flow perspective.

Jeff Shealy, founder and CEO of Akoustis, stated, “I am pleased to welcome the RFMi team to the Akoustis family, and look forward to adding several new end markets to our sales channel and broadening our XBAW™ funnel with significant cross-selling opportunities.” Mr. Shealy continued, “RFMi’s products complement our patented XBAW™ platform and make it possible to accelerate the development of multi-chip-modules that span 4G, 5G, Wi-Fi and satellite technologies for multiple markets.”

Akoustis intends to leverage its leadership in high-frequency BAW with RFMi’s growing portfolio of RF filter products to expand its reach into multiple markets and grow its portfolio of multi-chip-modules. Akoustis also intends to leverage RFMi’s wafer-level-package (WLP) products which are currently made in factories certified to the IATF16949 automotive quality standard.

Additionally, RFMi’s timing control product portfolio will greatly expand Akoustis’ new timing and frequency reference capabilities, introduced last week, with a growing portfolio of crystal resonator and oscillator products and RF SAW resonators designed to operate at lower frequencies than Akoustis’ XBAW™ resonators.

RFMi also offers ceramic dielectric resonator filters and low temperature co-fired ceramic (LTCC) filters and diplexers for products that have significant power handling requirements, such as 5G network infrastructure, that exceed the capabilities of micro acoustic filter technology.

Financial Terms

Akoustis is paying $6.0 million in cash and approximately $2.5 million in stock to Tai-Saw Technologies Co., Ltd. (“TST”) for the acquisition of 51% of RFMi’s outstanding stock and has the option to acquire the remaining 49% from TST on or before June 30, 2022, for an additional $3.5 million in cash and approximately $4.0 million in stock. Additionally, earn-out payments aggregating up to $3.0 million of cash and/or stock may be payable to TST based on the future operating results of RFMi. The business is accretive, with positive cash flow, and is expected to contribute between $500k and $1 million in revenue in the December quarter.

Akoustis is actively delivering volume production of its Wi-Fi 6 tandem filter solutions to multiple customers, shipping multiple 5G small cell XBAWTM filter solutions, delivering initial designs of its new 5G mobile filter solutions to multiple tier-1 customers and is now entering the market with its new Wi-Fi 6E coexistence XBAWTM filter solutions.

Given the growing sales funnel activity as well as ongoing interaction with customers regarding expected ramps in both 5G mobile, Wi-Fi 6 and Wi-Fi 6E in calendar 2022, the Company is increasing the annual production capacity at its New York fab, expected to reach a capacity of approximately 500 million filters per year by the end of calendar 2021.

Akoustis currently has 15 commercial XBAW™ filters in its product catalog, and recently introduced 5.6 GHz and 6.6 GHz Wi-Fi 6E coexistence filter modules, which when qualified, will bring the number of catalog products to 17. Current product catalog filters include a 5.6 GHz Wi-Fi filter, a 5.2 GHz Wi-Fi filter, a 5.5 GHz Wi-Fi-6E filter, a 6.5 GHz Wi-Fi 6E filter, three small cell 5G network infrastructure filters including two Band n77 filters and one Band n79 filter, a 3.8 GHz filter and five S-Band filters for defense phased-array radar applications, a 3.6 GHz filter for the CBRS 5G infrastructure market and a C-Band filter for the unmanned aircraft systems (UAS) market. The Company is also developing several new filters for the sub-7 GHz bands targeting 5G mobile device, network infrastructure, Wi-Fi CPE and defense markets.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com/) is a high-tech BAW RF filter solutions company that is pioneering next-generation materials science and MEMS wafer manufacturing to address the market requirements for improved RF filters - targeting higher bandwidth, higher operating frequencies and higher output power compared to incumbent polycrystalline BAW technology deployed today. The Company utilizes its proprietary XBAWTM manufacturing process to produce bulk acoustic wave RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Superior performance is driven by the significant advances of poly-crystal, high-purity and single-crystal piezoelectric materials and the resonator-filter process technology which enables optimal trade-offs between critical power, frequency and bandwidth performance specifications.

Akoustis plans to service the fast growing multi-billion-dollar RF filter market using its integrated device manufacturer (IDM) business model. The Company owns and operates a 120,000 sq. ft. ISO-9001:2015 registered commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a class 100 / class 1000 cleanroom facility - tooled for 150-mm diameter wafers - for the design, development, fabrication and packaging of RF filters, MEMS and other semiconductor devices. Akoustis Technologies, Inc. is headquartered in the Piedmont technology corridor near Charlotte, North Carolina.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, each as amended, that are intended to be covered by the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements about our estimates, expectations, beliefs, intentions, plans or strategies for the future (including our possible future results of operations, business strategies, competitive position, potential growth opportunities, potential market opportunities and the effects of competition), the anticipated benefits of the acquisition of RFMi and supply agreement with Tai-Saw, including estimated synergies and other financial impacts, and the assumptions underlying such statements. Forward-looking statements include all statements that are not historical facts and typically are identified by use of terms such as "may," “might,” “would,” "will," "should," "could," “project,” "expect," "plan," “strategy,” "anticipate," “attempt,” “develop,” “help,” "believe," “think,” "estimate," "predict," “intend,” “forecast,” “seek,” "potential," “possible,” "continue," “future,” and similar words (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Forward-looking statements are neither historical facts nor assurances of future results, performance, events or circumstances. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to our ability to obtain adequate financing and sustain our status as a going concern; our limited operating history; our inability to generate revenues or achieve profitability; the results of our research and development activities; our inability to achieve acceptance of our products in the market; the possibility that the anticipated benefits from business acquisitions (including the acquisition of RFMi) cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ (including RFMi’s) operations will be greater than expected and the possibility of disruptions to our business during integration efforts and strain on management time and resources; the impact of a pandemic or epidemic or a natural disaster, including the COVID-19 pandemic, on our operations, financial condition and the worldwide economy, including its impact on our ability to access the capital markets; general economic conditions, including upturns and downturns in the industry; shortages in supplies needed to manufacture our products, or needed by our customers to manufacture devices incorporating our products; our limited number of patents; failure to obtain, maintain, and enforce our intellectual property rights; claims of infringement, misappropriation or misuse of third party intellectual property that, regardless of merit, could result in significant expense and loss of our intellectual property rights; our inability to attract and retain qualified personnel; our reliance on third parties to complete certain processes in connection with the manufacture of our products; product quality and defects; existing or increased competition; our ability to successfully manufacture, market and sell products based on our technologies; our ability to meet the required specifications of customers and achieve qualification of our products for commercial manufacturing in a timely manner; our ability to successfully scale our New York wafer fabrication facility and related operations while maintaining quality control and assurance and avoiding delays in output; the rate and degree of market acceptance of any of our products; our ability to achieve design wins from current and future customers; contracting with customers and other parties with greater bargaining power and agreeing to terms and conditions that may adversely affect our business; risks related to doing business in foreign countries, including China; any security breaches, cyber-attacks or other disruptions compromising our proprietary information and exposing us to liability; our failure to innovate or adapt to new or emerging technologies; our failure to comply with regulatory requirements; results of any arbitration or litigation that may arise; stock volatility and illiquidity; dilution caused by any future issuance of common stock or securities that are convertible into or exercisable for common stock; our failure to implement our business plans or strategies; and our ability to maintain effective internal control over financial reporting. These and other risks and uncertainties are described in more detail in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequently filed Quarterly Reports on Form 10-Q. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this document may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this document speak only as of the date hereof and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this document to conform these statements to new information, actual results or to changes in our expectations.

Contact:

COMPANY:
Tom Sepenzis
Akoustis Technologies
VP of Corporate Development & IR
(980) 689-4961
tsepenzis@akoustis.com

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
(858) 794-9500
bprag@delmarconsulting.com

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